UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

DIONEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-11250	94-2647429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Titan Way, Sunnyvale, CA	94088
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 737-0700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Annual Incentive Awards. On August 11, 2010, the Compensation Committee of Dionex Corporation (the “Committee”) approved annual incentive awards for service in fiscal 2010, payable in cash, to the named executive officers, as follows:

	Annual
Name	Incentive Award
Frank Witney	US $	435,375
Craig McCollam	US $	213,500
Bruce Barton	US $	218,225
Chris Pohl	US $	119,536
Peter Jochum	Euros	105,315
The annual incentive awards were made pursuant to bonus guidelines used in the preparation of the Company’s budget for 2010. Although the budget was approved by the Board of Directors, including members of the Committee, the Committee retained full discretion to make such specific incentive bonus awards, if any, as it deemed appropriate, after the end of the year. The awards made were based on the Company’s revenue growth target for fiscal 2010, its earnings per share for fiscal 2010 and the assessed contribution of each named executive officer to the Company’s success based on individual goals. As a starting point, the Committee considered the target bonus for each executive used in the fiscal 2010 budget. The target bonus for Dr. Witney was 75% of base salary, for Messrs. Barton and McCollam it was 50% of base salary and it was 40% of base salary for Messrs. Pohl and Jochum, but the annual incentive award for any named executive officer may be more or less than the applicable target, depending on the Company’s financial performance, the Committee’s assessment of the executive’s contribution and such other factors as the Committee may choose to consider.
Under the MIBP, at the beginning of each fiscal year the Committee establishes bonus targets and bonus payment formulae tied to both the satisfaction of individual performance goals and financial performance goals of the Company. Bonus payments are then approved by the Committee shortly following the end of each fiscal year based on the application of a pre-determined formulae, and may be equal to, less than or greater than the target bonus amounts based on whether the individual performance goals and corporate financial performance goals were satisfied, partially satisfied or exceeded. The bonus targets are expressed as a percentage of an individual’s base salary. The financial performance goals consist of achieving operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal of building stockholder value as established at the beginning of each fiscal year. The individual performance goals generally include both objective and subjective components. Both individual performance goals and financial performance goals may change from year to year. The Company’s financial performance must meet certain threshold levels before any bonuses are awarded. These performance goals are established so that target attainment is not assured.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIONEX CORPORATION
Dated: August 16, 2010	By:	/s/ Craig A. McCollam
Craig A. McCollam
Executive Vice President, Finance and Administration and Chief Financial Officer